EXHIBIT 99.1

NEWS RELEASE
CONTACTS:	Victory Energy Corporation
Kenny Hill, CEO 512-347-7300

Public Relations: Roepke Public Relations Katherine Roepke kroepke@roepkepr.com

Natalie Howell nhowell@roepkepr.com 612-677-1717

VICTORY ENERGY ENGAGES EURO PACIFIC CAPITAL

AUSTIN, Texas – March 31, 2014 – Victory Energy Corporation, (Victory Energy) (OTCQB: VYEY), a publicly held, independent, growth-oriented oil and gas company, today announced it has engaged Euro Pacific Capital as its Designated Advisor for Disclosure (“DAD”) in connection with the company’s intent to list its securities on the broker friendly OTCQX Market, operated by OTC Markets Group Inc. In addition, the agreement provides Victory with access to various Euro Pacific sponsored conferences as a presenter, and provides the company access to corporate finance professionals for continued advice and assistance with the growth of the company.

“We are tremendously excited to begin our relationship with Euro Pacific Capital. Their capabilities including brokerage, wealth management, capital markets and research analysis, will provide the company and our shareholders with the services needed to assist us in meeting our rapid growth business goals for the next few years. As we deploy our new $26.4 million credit facility toward high-value, cash-flowing properties, the addition of market based financial communication is going to be a critical piece of validating what we are doing. Euro Pacific Capital has these resources and we intend to engage them.” said Kenny Hill, CEO of Victory.

Founded in 1997, Euro Pacific Capital is a full‐service, registered broker‐dealer specializing in international markets and securities. The company has grown to include six regional branches – Westport, Connecticut; New York, New York; Boca Raton, Florida; Scottsdale, Arizona; Newport Beach, California; and Los Angeles, California, with over sixty investment consultants, a team of research analysts, and three divisions, Retail Brokerage, Wealth Management and Capital Markets. Headed by noted economist, Peter Schiff, Euro Pacific Capital has been known as an early identifier of global financial trends and the companies poised to benefit from them. Additional information about the firm can be found on their web site at http://www.europac.net/about.

The OTCQX marketplace is the premier tier of the U.S. Over-the-Counter (OTC) market, providing investors with an objective measure to distinguish the best OTC-traded companies. The platform is designed for high growth and early stage U.S. companies that want to develop their operations and investor base in a cost-effective manner. These investor focused companies use the OTCQX marketplace to offer investors transparent trading, superior information and easy access through their regulated U.S. broker-dealers. To qualify for OTCQX, the best marketplace, companies must meet high financial standards, be current in their disclosure, and be sponsored by a professional third-party advisor. Additional information can be found on their web site at http://www.otcqx.com/qx/otcqx/overview.

Victory is headquartered in Austin, Texas, with additional technical and specialized resources located in Midland, Texas. Additional information about the company, including investor presentations, current asset highlights and an in depth oil and gas learning center can be found on their web site at http://www.vyey.com .

Please note that Victory Energy intends to use its website, www.vyey.com, as a means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD. Such disclosures will be included on the Victory Energy website in the "Investor Relations" section. Accordingly, investors should monitor such portions of the Victory Energy website in addition to following press releases, SEC filings and public conference calls and webcasts.

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ABOUT VICTORY ENERGY CORPORATION

Victory Energy Corporation (OTCQB: VYEY) is a publicly held, independent, growth-oriented exploration and production company, headquartered in Austin, Texas, with additional technical and specialized resources located in Midland, Texas. The company is focused on creating shareholder value by rapidly growing unconventional oil, liquids-rich natural gas reserves and cash-flow via continued low-risk vertical well development on existing properties and through the acquisition of new resource properties, offering predictable rates of return (ROR) and break-even points below $65 per barrel oil price. This focus on returns is achieved by targeting the predictable resources plays, favorable operating environment, and consistent reservoir quality across multiple target horizons, long-lived reserve characteristics, and high drilling success rates of the Permian Basin of Texas and southeast New Mexico.

The Company is one of two partners in Aurora Energy Partners, a Texas Partnership that was established in January 2008. The second partner is the Navitus Energy Group (Navitus), also a Texas General Partnership. The two entities work together to increase proved reserves and the valuation of the partnership, with a future goal of consolidating the two partners into a single entity and moving to a larger stock exchange such as the NYSE, NASDAQ, etc.

On February 24, 2014 the partnership closed a $26.4 million operations and acquisition credit facility with Texas Capital Bank of Dallas Texas. $1.4 million of this facility will provide operating capital for the partnership. The company plans to utilize the remaining $25 million of the credit facility and access to $10 million of private placement capital from its partner Navitus Energy Group, (Navitus) to aggressively grow the companies Permian Basin (Texas) assets through targeted acquisitions of producing properties with upside development potential. Several highly desirable properties have already been identified and are being vetted. The Company anticipates deploying all of the credit facility and the $10 million of Navitus private placement capital toward high cash-flow, producing acquisition targets this year.

Victory Energy is a SEC current reporting company. The Company is traded under the ticker symbol VYEY on the OTCQB tier, operated by OTC Markets Group (The Venture Stage Marketplace with Reporting Companies).

The Company also released historical restated financials and posted a new investor presentation on the Company website.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future are forward-looking statements. These statements are based on certain assumptions made by the Company based on management’s experience, perception of historical trends and technical analyses, current conditions, anticipated future developments and other factors believed to be appropriate and reasonable by management. When used in this press release, the words “will,” “potential,” “believe,” “estimated,” “intend,” “expect,” “may,” “should,” “anticipate,” “could,” “plan,” “project,” or their negatives, other similar expressions or the statements that include those words, are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. Among these forward-looking statements are statements regarding EURs, estimated BOE, estimated future gross undiscounted cash flow and estimated drilling and completion costs. Such forward-looking statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements, including but not limited to, changes to drilling plans and schedules by the operators of prospects, overruns in costs of operations, hazards, delays, and any other difficulties related to drilling for and producing oil or gas, the price of oil, NGLs, and gas, results of marketing and sales of produced oil and gas, estimates made in evaluating reserves, competition, general economic conditions and the ability to manage and continue growth, and other factors described in the Company Annual Report on Form 10-K/A for the fiscal year ended December 31, 2011, December 31, 2012 and any updates to those risk factors set forth in the Company’s Quarterly Reports on Form 10-Q. Further information on such assumptions, risks and uncertainties is available in the Company’s other filings with the Securities and Exchange Commission (“SEC”) that are available on the SEC’s website at www.sec.gov, and on the Company’s website. Any forward-looking statement speaks only as of the date on which such statement is made and the Company undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law.

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